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                                  SCHEDULE OF SUBSIDIARIES
                                  ------------------------


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                                                                           STATE OR
ENTITY NAME                                                      JURISDICTION OF ORGANIZATION
-----------                                                      ----------------------------
Arabian Chevron Phillips Petrochemical Co.                                 Bermuda
Chemical Services Inc.                                                     Delaware
Chevron Phillips Chemical (China) Co., Ltd.                                China
Chevron Phillips Chemical (Shanghai) Co. Ltd.                              China
Chevron Phillips Chemical Company LP                                       Delaware
Chevron Phillips Chemical Company Qatar LLC                                Delaware
Chevron Phillips Chemical Holdings I LLC                                   Delaware
Chevron Phillips Chemical Holdings II LLC                                  Delaware
Chevron Phillips Chemical International Canada Ltd.                        Canada
Chevron Phillips Chemical International Holdings LLC                       Delaware
Chevron Phillips Chemical International Inc.                               Panama
Chevron Phillips Chemical International Ltd.                               Japan
Chevron Phillips Chemical International Qatar Holdings LLC                 Delaware
Chevron Phillips Chemical International Sales Inc.                         Bahamas
Chevron Phillips Chemical International Sales LLC                          Delaware
Chevron Phillips Chemical Pipeline Company LLC                             Delaware
Chevron Phillips Chemical Puerto Rico Core Inc.                            Delaware
Chevron Phillips Chemicals Asia Pte. Limited                               Singapore
Chevron Phillips Chemicals France S.A.R.L.                                 France
Chevron Phillips Chemicals Germany GmbH                                    Germany
Chevron Phillips Chemicals International N.V.                              Belgium
Chevron Phillips Chemicals Italy S.r.L.                                    Italy
Chevron Phillips Chemicals Malaysia Sdn Bhd                                Malaysia
Chevron Phillips Chemicals S.A. de C.V.                                    Mexico
Chevron Phillips Chemicals Spain S.L.                                      Spain
Chevron Phillips Chemicals UK Limited                                      England
Chevron Phillips International Corporation                                 Bahamas
Chevron Phillips Spain Holding Company S.L.                                Spain
CPC Receivables Company LLC                                                Delaware
Drilling Specialties Company LLC                                           Delaware
Driscopipe Mexicana S. de R.L. de C.V.                                     Mexico
Phillips Petroleum FSC Corporation                                         U.S. Virgin Islands
Phillips Petroleum International Ventures Corporation                      Panama
Plexco de Mexico S.A. de C.V.                                              Mexico
Plexco International S.A. de C.V.                                          Mexico
Productos Plasticos Plexco S.A. de C.V.                                    Mexico
SouthTex 66 Pipeline Company, Ltd.                                         Texas

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